                                                                     Exhibit 3.1




                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                                  -------------------


    I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OPTICAL DATA SYSTEMS, INC.", CHANGING ITS NAME FROM "OPTICAL DATA SYSTEMS, INC." TO "ODS NETWORKS, INC.", FILED IN THIS OFFICE ON THE
TWENTY-FOURTH DAY OF APRIL, A.D. 1997, AT 1 O'CLOCK P.M.     A CERTIFIED COPY
OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                           /s/ EDWARD J. FREEL
                                          -------------------------
                                            EDWARD J. FREEL,
                                            SECRETARY OF STATE

                        Seal of:
                        Secretary's Office
                        Delaware


2538388   8100                                    AUTHENTICATION:       845287

971133126                                                   DATE:     04-24-97

                               CERTIFICATE OF AMENDMENT
                                        TO THE
                             CERTIFICATE OF INCORPORATION
                                          OF
                              OPTICAL DATA SYSTEMS, INC.

    1. Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware (the "DGCL"), OPTICAL DATA SYSTEMS, INC., a corporation organized and existing under the DGCL (the "Corporation"), hereby adopts this Certificate of Amendment to the Certificate of Incorporation of the Corporation as filed in the Office of the Secretary of State on August 30, 1995, and in connection therewith, the Corporation acting through its duly and authorized officers, does hereby certify as follows:

    2. Article One of the Certificate of Incorporation of the Corporation is hereby amended in order to change the name of the Corporation to ODS Networks, Inc. Article One of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                     ARTICLE ONE

                                         NAME

         1.   The name of the corporation is ODS NETWORKS, INC. (the
    "Corporation").


    3. The amendment made by this Certificate of Amendment to the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation at a duly called meeting thereof on January 27, 1997 and pursuant to a resolution duly adopted thereat by the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held on April 24, 1997 upon notice in accordance with the provisions of
Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    4. The amendment made by this Certificate of Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed and attested by its duly authorized officers on this the 24th day of April, 1997.

                                      OPTICAL DATA SYSTEMS, INC.



                                      By: /s/ G. WARD PAXTON
                                        -----------------------------
                                          G. WARD PAXTON,
                                          President and Chief Executive Officer


ATTEST:



/s/ MICHAEL L. PAXTON
--------------------------------
MICHAEL L. PAXTON,
Secretary


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